UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2014

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio	45342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 18, 2014, Teradata Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company had authorized the repurchase of up to an additional $300 million of the Company’s shares through December 15, 2017 under its general open market share repurchase program, incremental to the amount still remaining under the current share repurchase program authorization. Under the program, which now expires on December 15, 2017, the Company may repurchase its common stock on the open market at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases. The Company has approximately $450 million available under the open market share repurchase program as a result of the increased share repurchase authorization. The Company also maintains an open market dilution offset program under which the Company repurchases shares in the open market to offset shares purchased by employees from the Company under various employee benefit plans. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 18, 2014, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Secretary

Dated: December 19, 2014